For further information contact:

ServiceMaster Investor Relations:	Frontdoor Investor Relations:
Jesse Jenkins	Matt Davis
901.597.8259	901.701.5169
Jesse.Jenkins@servicemaster.com	Matthew.Davis@servicemaster.com

ServiceMaster Media Relations:	Frontdoor Media Relations:
James Robinson	Nicole Ritchie
901.597.7521	901.701.5016
James.Robinson@servicemaster.com	Nicole.Ritchie@servicemaster.com

ServiceMaster Board Approves Spin-Off of Frontdoor

▪	Company establishes record date of September 14, 2018
▪	Shares of Frontdoor, the parent of American Home Shield, are expected to begin trading on NASDAQ under the symbol FTDR on October 1, 2018

MEMPHIS, TENN. — August 27, 2018 — ServiceMaster Global Holdings, Inc. (NYSE: SERV), a leading provider of essential residential and commercial services, today announced that its Board of Directors approved the separation of its American Home Shield business through the distribution of at least 80.1 percent of the outstanding shares of common stock of its wholly owned subsidiary, frontdoor, inc. (“Frontdoor”), to holders of ServiceMaster common stock.

At the effective time of the separation, ServiceMaster shareholders will own more than 80 percent of the outstanding shares of Frontdoor common stock. ServiceMaster will continue to focus on delivering residential and commercial services through nearly 8,000 owned, licensed and franchised locations across its seven brands, which operate in more than 22 countries. Frontdoor, with annual revenue of approximately $1.2 billion, will be the largest home service plan company in the U.S., responding to over four million service requests annually through a nationwide network of more than 2,000 employees and 15,000 pre-qualified professional contractor firms that employ more than 45,000 technicians.

Following the separation, ServiceMaster’s common stock will continue to trade on NYSE under the symbol “SERV.”  Frontdoor’s common stock has been approved for listing on the NASDAQ under the symbol “FTDR.”

“Today’s announcement is a major milestone for our businesses and shareholders,” said Nik Varty, chief executive officer of ServiceMaster. “As two independent, publicly traded companies, ServiceMaster and Frontdoor each benefit from increased focus and flexibility to better serve customers, drive organic growth and unlock significant long-term value for our shareholders. We look forward to the successful completion of the spin-off and to the opportunities ahead for both companies.”

“We are the leader in the home service plan industry, and we have tremendous opportunities to grow in the broader $400 billion home services market,” said Rex Tibbens, president and CEO of Frontdoor. “Our team is obsessed with taking the hassle out of owning a home, and being the first choice when it comes to home repairs, maintenance and improvements. As a stand-alone company, we’ll be fully focused on delivering a great customer experience and delivering long-term shareholder value.”

Additional Details of the Distribution

The separation will be completed through a pro rata dividend of Frontdoor common stock effective on October 1, 2018 (the “distribution date”) to ServiceMaster shareholders of record as of the close of business on September 14, 2018 (the “record date”). Each ServiceMaster shareholder as of the record date will receive one share of Frontdoor common stock for every two share[s] of ServiceMaster common stock held by such shareholder on the record date. Shareholders will receive cash in lieu of any fractional shares that they would otherwise receive in the distribution.

The distribution is intended to qualify as a tax-free transaction to ServiceMaster shareholders for U.S. federal income tax purposes, and ServiceMaster has received a favorable private letter ruling from the IRS regarding the tax-free treatment of the transaction. Cash received in lieu of fractional shares, however, may be subject to federal income tax. ServiceMaster shareholders should consult their tax advisors with respect to U.S. federal, state, local and foreign tax consequences of the separation and distribution.

The distribution does not require shareholder approval, nor is any shareholder action necessary to receive shares in the distribution of Frontdoor common stock. ServiceMaster intends to distribute an information statement to all shareholders entitled to receive the distribution of shares of Frontdoor. The information statement is an exhibit to Frontdoor’s Registration Statement on Form 10 and describes Frontdoor’s business, certain risks of owning Frontdoor common stock and other details regarding the separation and distribution

ServiceMaster shares will continue to trade “regular way” on the NYSE under the symbol SERV through and after the distribution date.  Any holders of shares of ServiceMaster common stock who sell ServiceMaster shares “regular way” on or before the close of business on September 14, 2018, will also be selling their right to receive shares of Frontdoor common stock in the distribution. It is anticipated that ServiceMaster shares will also begin trading ex-distribution (that is, without the right to receive shares of Frontdoor common stock) on or about September 13, 2018, continuing through September 28, 2018.  Investors are encouraged to consult with their financial advisers regarding the specific implications of buying or selling ServiceMaster common stock on or before the distribution date.

A “when-issued” public trading market for Frontdoor common stock is expected to begin on or about September 13, 2018, on the NASDAQ, continuing through September 28, 2018. ServiceMaster anticipates that “regular way” trading of Frontdoor common stock under the symbol “FTDR” will begin on October 1, 2018.

The distribution of Frontdoor common stock is subject to the satisfaction or waiver of certain conditions, including, but not limited to, the Registration Statement on Form 10 for Frontdoor common stock being declared effective by the U.S. Securities and Exchange Commission, and other conditions described in the Information Statement included in the Form 10. ServiceMaster and Frontdoor expect that all conditions to the separation and distribution will be satisfied on or before the distribution date.

Frontdoor Investor Day

Frontdoor, a business that’s built on taking the hassle out of owning a home, is hosting an investor day to discuss the company’s commitment to simplify homeownership through technology-enabled and people-

driven home services. Join Frontdoor Chief Executive Officer Rex Tibbens and other leaders as they share how the company will grow its core business of four brands today (American Home Shield, HSA, Landmark and OneGuard), expand its service offerings and more. Please contact InvestorRelations@servicemaster.com or call (800) 943-0969 to register. On-site registration will begin at 8 a.m. Eastern, and the conference will begin at 8:30 a.m. Eastern (5:30 a.m. Pacific Time).

Frontdoor Board of Directors

As previously announced, as of the date of separation, Peter L. Cella will resign from ServiceMaster’s Board of Directors to serve as Chairman of Frontdoor’s Board of Directors. Current ServiceMaster directors Richard P. Fox and William C. Cobb also will resign from the ServiceMaster Board to serve as directors of Frontdoor. In addition, Liane J. Pelletier, Anna C. Catalano and President and CEO Rexford J. Tibbens, will serve as directors of Frontdoor.

Advisors

J.P. Morgan is acting as financial advisor on the separation transaction and Wachtell, Lipton, Rosen & Katz is acting as legal advisor.

About ServiceMaster

ServiceMaster Global Holdings, Inc. is a leading provider of essential residential and commercial services, operating through an extensive service network of more than 8,000 company-owned locations and franchise and license agreements. The company’s portfolio of well-recognized brands includes AmeriSpec (home inspections), Furniture Medic (cabinet and furniture repair), Merry Maids (residential cleaning), ServiceMaster Clean (janitorial), ServiceMaster Restore (disaster restoration), Terminix (residential termite and pest control), and Terminix Commercial (commercial termite and pest control). The company is headquartered in Memphis, Tenn.

About Frontdoor

Frontdoor is a company that’s obsessed with taking the hassle out of owning a home. With services powered by people and enabled by technology, it is the parent company of four home service plan brands: American Home Shield, HSA, Landmark and OneGuard. Together, they serve more than two million customers across the U.S. through a network of 15,000 pre-qualified contractor firms that employ over 45,000 technicians. The company’s customizable home service plans help customers protect and maintain their homes from costly and unplanned breakdowns of essential home systems and appliances. With more than 45 years of experience, the company responds to over four million service requests annually (or one request every eight seconds).

Information Regarding Forward-Looking Statements

This press release contains forward-looking statements and cautionary statements, including statements with respect to the potential separation of Frontdoor from ServiceMaster and the distribution of Frontdoor shares to ServiceMaster shareholders. Forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond ServiceMaster’s control, including, without limitation, the risks and uncertainties discussed in the “Risk Factors” and “Information Regarding Forward-Looking Statements” sections in ServiceMaster’s reports filed with the U.S. Securities and Exchange Commission. Such risks, uncertainties and changes in circumstances include, but are not limited to: uncertainties as to the timing of the spin-off or whether it will be completed at all, the results and impact of the announcement of the spin-off, the failure to satisfy any conditions to complete the spin-off, the expected tax treatment of the spin-off, the increased demands on management to prepare for and accomplish the spin-off, the incurrence of significant transaction costs, the impact of the spin-off on the businesses of ServiceMaster and Frontdoor, and the failure to achieve anticipated benefits of the spin-off. ServiceMaster cautions investors that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, ServiceMaster’s actual results of operations, financial condition and liquidity, and the development of the market segments in which ServiceMaster operates, may differ materially from those made in or suggested by the forward-looking statements contained in this press release. Additional factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation, lawsuits, enforcement actions and other claims by third parties or governmental authorities; compliance with, or violation of environmental health and safety laws and regulations; the effects of ServiceMaster’s substantial indebtedness; changes in interest rates, because a significant portion of ServiceMaster’s indebtedness bears interest at variable rates; weakening general economic conditions; weather conditions and seasonality; the success of ServiceMaster’s business strategies, and costs associated with restructuring initiatives. ServiceMaster assumes no obligation to update the information contained herein, which speaks only as of the date hereof. For a discussion of some of the important factors that could cause ServiceMaster’s results to differ materially from those expressed in, or implied by, the forward-looking statements included in this press release, investors should refer to the disclosure contained under the heading “Risk Factors” in ServiceMaster’s reports filed with the U.S. Securities and Exchange Commission.

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